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                                                                 Exhibit (g)(8)

                                   APPENDIX C
                                      TO
                            THE CUSTODIAN AGREEMENT
                                    BETWEEN
                     NICHOLAS APPLEGATE INSTITUTIONAL FUNDS
                                      and
                        BROWN BROTHERS HARRIMAN & CO.
                        Dated as of  December 31, 2003

The following is a list of Funds for which the Custodian shall serve under the Custodian Agreement dated as of May 1, 1999 (the "Agreement"):

                    Nicholas-Applegate U.S. Convertible Fund
                   Nicholas-Applegate Emerging Countries Fund
                  Nicholas-Applegate U.S. Emerging Growth Fund
                     Nicholas-Applegate Global Select Fund
                  Nicholas-Applegate U.S. Mini Cap Growth Fund
                  Nicholas-Applegate U.S. High Yield Bond Fund
                  Nicholas-Applegate International Growth Fund
           Nicholas-Applegate International Growth Opportunities Fund
                Nicholas-Applegate International Systematic Fund
                  Nicholas-Applegate U.S. Large Cap Value Fund
                   Nicholas-Applegate U.S. Equity Growth Fund
               Nicholas-Applegate U.S. Large Cap Select Growth Fund
               Nicholas-Applegate U.S. Systematic SMID Growth Fund
                  Nicholas-Applegate U.S. Small Cap Value Fund

IN WITNESS WHEREOF, each of the parties hereto has caused this APPENDIX C to be executed in its name and on behalf of each such Fund.


NICHOLAS-APPLEGATE                       BROWN BROTHERS HARRIMAN & CO.
INSTITUTIONAL FUNDS

BY:_______________________________       BY:_______________________________
NAME: Charles H. Field, Jr.              NAME:
TITLE:  Secretary                        TITLE: